USANA Health Sciences, Inc.                         April 30, 2024
Q1 2024 Management Commentary

Key Financial & Operating Results
•First quarter net sales were $228 million versus $248 million during Q1 2023, and increased 2% sequentially in constant currency.
•First quarter diluted EPS was $0.86 as compared with $0.95 during Q1 2023.
•Company reiterates fiscal year 2024 net sales and diluted EPS outlook of $850 million to $920 million and $2.40 to $3.00.

Overview

Our top line results were driven by a successful sales incentive in mainland China, which helped counter the seasonal slowdown that we experience during the Lunar New Year holiday. This sales incentive helped us generate 15% year-over-year increase in active customers in our largest market, as well as sales growth on both a year-over-year and sequential quarter basis during the first quarter. Our first quarter sales results in other key markets, however, did not meet internal expectations. Consumer spending continued to be negatively impacted by broader inflationary pressures, as we again experienced heightened price-sensitivity among consumers. This created a challenging environment for our Associate leaders to sell products and attract new customers. We are actively working to accelerate our business in these markets during 2024. These plans include market-specific incentives planned throughout the year and a product strategy that provides an emphasis on local/regional offerings.

During the first quarter we continued to focus on actively engaging with our Associate leaders across the world through several live annual kickoff events, meetings, and trainings. Moreover, early in the second quarter, we hosted both our China National Sales Meeting in Xiamen, China and our Asia Pacific Convention in Kuala Lampur, Malaysia. Attendance at both events was robust and outpaced prior year attendance. For example, our China National Sales Meeting was attended by approximately 17,000 participants. Both events served as a platform to celebrate our Associates' success, engage with our Associate leaders from around the world, and to provide additional training to leaders. Our executive team and Associate leaders came away from both events with increased excitement and motivation to grow their businesses during 2024. We will host additional Associate events throughout the year, all of which are intended to drive further engagement with and productivity from our Associate leaders.

We also completed our first full quarter of operations in India during the quarter and are excited and optimistic about this important market for USANA. During the quarter, our local leadership team made progress on introducing the USANA brand throughout the country to help generate customer acquisition. Meanwhile, our sales & marketing, customer service, and product teams remain in close collaboration as we work to introduce additional USANA products into the market that will resonate with the local population. Although we continue to expect modest net sales contribution from India in this first year, we have high expectations for our long-term growth potential in this market.

Finally, we will execute on several key initiatives this year to generate sales and customer growth, including: 1) Continued engagement with Associate leaders to further support expansion of their businesses; 2) Enhanced, market-specific incentive offerings that reward growth; 3) Growing our sales and customer base in India; 4) Product innovation and development, and; 5) Pursuit of additional acquisition opportunities.

Q1 2024 Financial Performance

Consolidated Results
Net Sales	$228 million	•-8% vs. Q1 2023
		•-5% constant currency vs. Q1 2023
		•-$7 million YOY FX impact, or -3%
		•+3% sequentially
		•+2% constant currency sequentially
Diluted EPS	$0.86	•-9% vs. Q1 2023
		•-1% sequentially
Active Customers	494,000	•+1% vs. Q1 2023
		•+2% sequentially
Balance Sheet and Share Repurchase Activity
We generated $18 million in operating cash flow during the first quarter and ended the quarter with $328 million in cash and cash equivalents while remaining essentially debt-free.

As of March 30, 2024, inventories were $64 million, a reduction of approximately $1 million (or 1%) from the year end balance in fiscal 2023. Our in-house manufacturing capabilities provide us with better control of inventory levels and help to mitigate supply chain risks while providing a meaningful contribution to delivering the highest quality nutritional products.

We repurchased 194,000 shares for a total investment of $9 million during the quarter. As of March 30, 2024 we had approximately $62 million remaining under the current share repurchase authorization.

Quarterly Income Statement Discussion
Gross margin increased 60 basis points from the prior year to 81.1% of net sales. The increase can be attributed to favorable impact from market mix, modest price increases, and production efficiencies, partially offset by foreign currency exchange rates and the loss of leverage on fixed-period costs due to lower net sales.

Associate Incentives decreased 70 basis points from the prior year to 42.0% of net sales. The decrease largely reflects lower incentive and promotional expenses in the current year quarter.

Selling, General and Administrative expenses increased 130 basis points from the prior year to 28.3% as a percentage of net sales. The relative increase is primarily due to a loss of leverage on lower year-over-year net sales. On an absolute basis, SG&A expenses, decreased $2.6 million compared to the first quarter of 2023 due, in part, to lower variable expenses.

The effective tax rate increased to 39.0% from the 35.5% reported in the first quarter of 2023, which is largely attributable to a change in mix of taxable income by market.

Q1 2024 Regional Results:

Asia Pacific Region
Net Sales	$185 million	•-7% vs. Q1 2023
		•-3% constant currency vs. Q1 2023
		•+5% sequentially
		•81% of consolidated net sales
Active Customers	395,000	•+2% vs. Q1 2023
		•+3% sequentially
Asia Pacific Sub-Regions
Greater China
Net Sales	$128 million	•+3% vs. Q1 2023
		•+7% constant currency vs. Q1 2023
		•+10% sequentially
Active Customers	274,000	•+13% vs. Q1 2023
		•+7% sequentially
North Asia
Net Sales	$21 million	•-28% vs. Q1 2023
		•-24% constant currency vs. Q1 2023
		•-3% sequentially
Active Customers	45,000	•-17% vs. Q1 2023
		•-6% sequentially
Southeast Asia Pacific
Net Sales	$36 million	•-22% vs. Q1 2023
		•-19% constant currency vs. Q1 2023
		•-8% sequentially
Active Customers	76,000	•-16% vs. Q1 2023
		•-5% sequentially

Greater China: Net sales and local currency sales in mainland China increased 5% and 10% year-over-year, respectively. Active Customers in this market increased 15% year-over-year. Sequentially, regional performance was driven by our mainland China market, where net sales grew 11% (minimal FX impact) and Active Customers increased 8%. The primary driver of year-over-year and sequential performance is attributable to a successful incentive offering during the quarter.
North Asia: Net sales and local currency sales in South Korea declined 27% and 24% year-over-year, respectively, and Active Customers declined 17%. On a sequential basis, net sales and local currency sales declined 3% and 2%, respectively, while Active Customers declined 9%. Both year-over-year and sequential quarter declines reflect ongoing challenges in the local economy, which are negatively impacting consumer spending and making it difficult to attract new customers. Additionally, last year's first quarter included increased purchasing ahead of price increases that did not recur this year.
Southeast Asia Pacific: Net sales in the Philippines declined 27% (minimal FX impact) year-over-year, while Active Customers were 28% lower. Sequentially, both net sales and local currency sales in the Philippines were flat, while Active Customers declined 5%. In Malaysia, net sales and local currency sales declined 25% and 20% year-over-year, respectively, while Active Customers declined 17% year-over-year. Sequentially, net sales and Active Customers in Malaysia decreased 7% and 17%, respectively. Year-over-year results in these two markets reflect increased purchasing ahead of price increases in the prior-year quarter, which did not recur this year, along with continued price-sensitivity among consumers due to inflationary pressures.

Americas and Europe Region
Net Sales	$43 million	•-12% vs. Q1 2023
		•-14% constant currency vs.Q1 2023
		•-3% sequentially
		•19% of consolidated net sales
Active Customers	99,000	•-6% vs. Q1 2023
		•-1% sequentially

Americas and Europe Region: Both net sales and local currency sales in Canada decreased 19% from the prior year, while Active Customers declined 9%. Net sales in the United States declined 16% and Active Customers decreased 5% on a year-over-year basis. Sequentially, net sales in Canada declined 5% (minimal FX impact) while Active Customers were flat. In the United States, net sales declined 6% sequentially while Active Customers were flat. We continue to experience a price-sensitive consumer in these two markets, which made it challenging to generate sales momentum and customer growth in the quarter. This factor, along with increased purchasing ahead of price increases in the prior-year quarter which did not recur this year, are reflected in year-over-year results.

Fiscal Year 2024 Outlook
The Company is reiterating its net sales and earnings per share outlook for fiscal year 2024, as follows:

Fiscal Year 2024 Outlook
Range
Consolidated Net Sales	$850 - $920 million
Diluted EPS	$2.40 - $3.00

Our outlook for the year reflects:
•An operating margin in the range of 8% to 9%
•An annual effective tax rate of approximately 38% to 40%
•An annualized diluted share count of 19.3 million
•An unfavorable modest currency exchange rate impact on net sales
Notably, the cadence and magnitude of promotional activity is expected to be lower during the second quarter, particularly in mainland China. As a result of the typical slowdown in activity following a strong promotional period, we anticipate lower sequential results in the second quarter. Nonetheless, we remain confident and actively engaged with our Associate leaders to drive sales and customer growth.

Our balance sheet is healthy and we expect to continue generating solid cash flow that will allow continued investment in strategies to create long-term value for our stakeholders. We remain committed to our strategies and are confident in the long-term prospects for our business.

Jim Brown
President and CEO

Douglas Hekking
CFO

Safe Harbor
This Management Commentary contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. Our actual results could differ materially from those projected in these forward-looking statements, which involve a number of risks and uncertainties, including: global economic conditions generally, including continued inflationary pressure around the world and negative impact on our operating costs, consumer demand and consumer behavior in general; reliance upon our network of independent Associates; risk associated with governmental regulation of our products, manufacturing and direct selling business model in the United States, China and other key markets; potential negative effects of deteriorating foreign and/or trade relations between or among the United States, China and other key markets; potential negative effects from geopolitical relations and conflicts around the world, including the Russia-Ukraine conflict and the conflict in Israel; compliance with data privacy and security laws and regulations in our markets around the world; potential negative effects of material breaches of our information technology systems to the extent we experience a material breach; material failures of our information technology systems; adverse publicity risks globally; risks associated with commencing operations in India and future international expansion and operations; uncertainty relating to the fluctuation in U.S. and other international currencies; and the potential for a resurgence of COVID-19, or another pandemic, in any of our markets in the future and any related impact on consumer health, domestic and world economies, including any negative impact on discretionary spending, consumer demand, and consumer behavior in general. The contents of this Management Commentary should be considered in conjunction with the risk factors, warnings, and cautionary statements that are contained in our most recent filings with the Securities and Exchange Commission. The forward-looking statements in this Management Commentary set forth our beliefs as of the date hereof. We do not undertake any obligation to update any forward-looking statement after the date hereof or to conform such statements to actual results or changes in the Company’s expectations, except as required by law.

Non-GAAP Financial Measures
The Company prepares its financial statements using U.S. generally accepted accounting principles (“U.S. GAAP” or “GAAP”). Constant currency net sales, earnings, EPS and other currency-related financial information (collectively, “Financial Results”) are non-GAAP financial measures that remove the impact of fluctuations in foreign-currency exchange rates (“FX”) and help facilitate period-to-period comparisons of the Company’s Financial Results that we believe provide investors an additional perspective on trends and underlying business results. Constant currency Financial Results are calculated by translating the current period's Financial Results at the same average exchange rates in effect during the applicable prior-year period and then comparing this amount to the prior-year period's Financial Results.

Investor contact:	Andrew Masuda
Investor Relations
(801) 954-7210
investor.relations@usanainc.com

Media contact:	Amy Haran
Public Relations
801-954-7280